FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 10, 2016	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS FOURTH QUARTER AND FULL-YEAR 2015 RESULTS
Achieved operating revenues of approximately $4.5 billion, including core revenues1 of approximately $4.0 billion in fourth quarter; full-year 2015 operating revenues of $17.9 billion, a 0.7% decline from full-year 2014
Achieved sequential and year-over-year income margin expansion for Business and Consumer segments
Generated operating cash flow2 of $1.8 billion, excluding special items, in fourth quarter; full-year 2015 operating cash flow, excluding special items, of $7.0 billion
Generated free cash flow2, excluding special items, of $591 million in fourth quarter and $2.7 billion in full-year 2015
Achieved Adjusted Net Income2 of $434 million and Adjusted Diluted EPS2 of $0.80 in fourth quarter, excluding special items
Added more than 16,000 PrismTM TV customers during fourth quarter
Completed $1 billion repurchase program in fourth quarter; repurchased approximately 32 million shares under the program since May 2014

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for fourth quarter and full-year 2015.
“CenturyLink achieved strong fourth quarter financial results as revenues, cash flow and adjusted diluted earnings per share exceeded the top end of our guidance for the quarter, driven by solid revenue performance and lower operating costs,” said Glen F. Post III, chief executive officer and president. “Our Consumer segment continued to perform well as revenues grew both sequentially and year-over-year, while Business segment revenues grew sequentially on stronger core revenue generation. Our employees did a great job of containing costs during the second half of the year, which helped us exceed our goal of planned operating expense reductions for the second half of 2015.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.

“As we look to 2016, we are seeing strong demand for high-bandwidth data and managed services from businesses, which we expect to help mitigate the anticipated further declines in our legacy revenues. Our IT services business, while relatively small today, continued to grow and gain traction during 2015, generating revenues that more than doubled compared to the prior year. We also have a solid funnel of business services opportunities going into 2016, which we expect to help drive network and managed services revenue,” Post concluded.

Fourth Quarter 2015 Highlights

•	Achieved core revenues of approximately $4.0 billion in fourth quarter 2015.

•
Revenue from high-bandwidth data services provided to Business customers, including MPLS[3] and Ethernet, grew approximately 9% year-over-year; revenue from Consumer strategic services grew more than 6% year-over-year.

•	Operating expenses declined more than $100 million in fourth quarter 2015 compared to third quarter 2015.

•	Generated free cash flow of $591 million, excluding special items.

•	Added approximately 16,000 CenturyLink® PrismTM TV customers during fourth quarter 2015, ending the period with approximately 285,000 customers.

•	Ended the quarter with approximately 6.0 million high-speed Internet customers, a decrease of approximately 22,000 customers in fourth quarter 2015.

•	Purchased and retired more than 10 million shares of CenturyLink common stock for nearly $280 million during fourth quarter 2015.

Consolidated Financial Results
Operating revenues for fourth quarter 2015 were $4.48 billion compared to $4.44 billion in fourth quarter 2014 driven by the increase in high-cost support revenues due to the recognition of Connect America Fund Phase 2 (CAF Phase 2) support during fourth quarter 2015, along with strength in high-bandwidth data services and Consumer strategic revenues. These increases were partially offset by the declines in low-bandwidth data services, as well as the decline in legacy revenues4 which was primarily driven by access line losses and lower long distance revenues. Growth in strategic revenues was primarily due to continued business customer demand for high-bandwidth data services, along with year-over-year growth in consumer high-speed Internet and CenturyLink® PrismTM TV revenues.
Operating expenses, excluding special items, decreased to $3.71 billion from $3.86 billion in fourth quarter 2014. The year-over-year decrease was primarily driven by lower depreciation and amortization expenses and employee-related expenses.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, increased to $1.82 billion from $1.71 billion in fourth quarter 2014. For fourth quarter 2015, CenturyLink achieved an operating cash flow margin, excluding special items, of 40.6% versus 38.5% in fourth quarter 2014.

3 Multi-Protocol Label Switching
4 Beginning first quarter 2015, certain revenues were reclassified between strategic services and legacy services. All historical periods have been restated to reflect this change.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS) exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items and including the impact of favorable income tax adjustments, CenturyLink’s Adjusted Net Income for fourth quarter 2015 was $434 million compared to Adjusted Net Income of $340 million in fourth quarter 2014. Fourth quarter 2015 Adjusted Diluted EPS was $0.80 compared to $0.60 in the year-ago period due to the higher Adjusted Net Income and the impact of the lower number of shares outstanding due to share repurchases in 2015. See the attached schedules for additional information.
Full-Year 2015 Results
For the full-year 2015, operating revenues decreased to $17.9 billion from $18.0 billion in 2014. Core revenues decreased to $16.1 billion in 2015 from $16.3 in 2014. Operating cash flow, excluding special items, was $7.0 billion in 2015 compared to $7.1 billion in 2014. The decline in operating revenues was driven by the impact of lower legacy voice revenues, a decline in strategic low-bandwidth data services and lower data integration revenues. These revenue declines were partially offset by increases in strategic revenues resulting primarily from increased business customer demand for high-bandwidth data services, along with growth in high-speed Internet and CenturyLink® PrismTM TV revenues, and increased high-cost support revenues due to the recognition of CAF Phase 2 funds. The operating cash flow decline was driven primarily by the decline in operating revenues. Adjusted Net Income, excluding special items, was $1.5 billion in 2015, flat compared to 2014. Adjusted Diluted EPS, excluding special items, was $2.71 in 2015 compared to $2.61 in 2014.
GAAP Results - Fourth Quarter and Full-Year
Under generally accepted accounting principles (GAAP), net income for fourth quarter 2015 was $338 million compared to a net income of $188 million for fourth quarter 2014, and diluted earnings per share was $0.62 for fourth quarter 2015 compared to $0.33 for fourth quarter 2014.
Net income under GAAP for full-year 2015 was $878 million compared to net income of $772 million for full-year 2014, and diluted earnings per share for full-year 2015 was $1.58 compared to diluted earnings per share of $1.36 for full-year 2014.
Additional details regarding the company’s special items for the three and twelve months ended December 31, 2015 and 2014 are provided in the accompanying financial schedules.
Segment Financial Results5
Segment income margin improved to 50.1% from 49.1% a year ago primarily due to cost reduction efforts and strategic revenue growth, which together more than offset the margin impact of the continued decline in legacy revenue.
Business
The Business segment continued to experience solid demand for high-bandwidth data services in fourth quarter 2015.

•	High-bandwidth data services revenues from business customers grew approximately 9% year-over-year.

•
Strategic revenues were $1.60 billion in the quarter, a 1.4% increase from fourth quarter 2014, primarily due to increased high-bandwidth data services and IT services revenues which were partially offset by continued declines in low-bandwidth data services.

•
Total segment revenues were $2.66 billion, a decrease of 1.6% from fourth quarter 2014, due primarily to declines in low-bandwidth data services and legacy revenues which were partially offset by growth in high-bandwidth data services revenues.

5 All references to segment data herein reflect certain adjustments described in the attached schedules.

Consumer
The Consumer segment achieved solid year-over-year revenue growth driven primarily by increased high-speed Internet and CenturyLink® PrismTM TV revenues.

•	Total segment revenues were $1.51 billion for fourth quarter 2015, an increase of 1.3% from fourth quarter 2014.

•	Strategic revenues were $773 million in the quarter, a 6.3% increase over fourth quarter 2014.

•
Approximately 16,000 CenturyLink® PrismTM TV customers were added during fourth quarter 2015 and more than 190,000 addressable homes were added in new and existing service areas, ending the quarter with nearly 3.2 million addressable homes.

Guidance — Full-Year and First Quarter 2016
CenturyLink anticipates slightly lower operating revenues and core revenues in full-year 2016 compared to full-year 2015 due to expected legacy revenue declines more than offsetting anticipated increases in strategic revenue growth. Operating cash flow is expected to decline from full-year 2015 primarily driven by the continued decline in legacy and low-bandwidth data services revenues. The company also anticipates lower depreciation and amortization expense for full-year 2016 compared to full-year 2015. Free cash flow in full-year 2016 is expected to decline from full-year 2015 due to the lower level of operating cash flow, an increase in cash income taxes and anticipated capital expenditures of $3 billion for the year.

Full-Year 2016 (excluding special items)

Operating Revenues	$17.55 to $17.8 billion
Core Revenues	$15.75 to $16.0 billion
Operating Cash Flow	$6.6 to $6.8 billion
Adjusted Diluted EPS	$2.50 to $2.70
Free Cash Flow	$1.8 to $2.0 billion

CenturyLink expects first quarter 2016 operating revenues to decrease compared to fourth quarter 2015 primarily due to anticipated declines in legacy, hosting and low-bandwidth data services revenues. The company expects first quarter 2016 operating cash flow to decrease compared to fourth quarter 2015 primarily due to the decline in operating revenues, higher marketing costs and increased payroll taxes, along with approximately $35 million in favorable year-end expense true-ups reflected in fourth quarter 2015 results that are not expected to recur in first quarter 2016. The company also anticipates a decline in depreciation and amortization expense in the first quarter of 2016 which is expected to be more than offset by the decrease in operating cash flow and the impact of favorable income tax adjustments in the fourth quarter 2015, resulting in a decline in adjusted diluted EPS in first quarter 2016 compared to fourth quarter 2015.

First Quarter 2016 (excluding special items)

Operating Revenues	$4.40 to $4.45 billion
Core Revenues	$3.95 to $4.00 billion
Operating Cash Flow	$1.66 to $1.72 billion
Adjusted Diluted EPS	$0.67 to $0.73

All 2016 guidance figures and 2016 outlook statements included in this release (i) speak as of February 10, 2016 only, (ii) exclude the impact of any share repurchases made after December 31, 2015 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation (including changes in the CAF Phase 2 program), future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in our pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, February 10, 2016. Interested parties can access the call by dialing 866-814-1933. The call will be accessible for replay through February 18, 2016, by dialing 888-266-2081 and entering the access code 1667468. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the company’s website at www.centurylink.com through March 3, 2016. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income, Adjusted Diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.

Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including lower demand for our legacy offerings; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, share repurchases, dividends, pension contributions and debt payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended December 31, 2015				Three months ended December 31, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$2,372	—		2,372	2,304	—		2,304	3.0%	3.0%
Legacy	1,657	—		1,657	1,744	—		1,744	(5.0)%	(5.0)%
Data integration	139	—		139	144	—		144	(3.5)%	(3.5)%
Other	308	—		308	246	—		246	25.2%	25.2%
Total operating revenues	4,476	—		4,476	4,438	—		4,438	0.9%	0.9%

OPERATING EXPENSES
Cost of services and products	1,915	3	(1)	1,912	1,974	38	(3)	1,936	(3.0)%	(1.2)%
Selling, general and administrative	757	12	(1)	745	850	57	(3)	793	(10.9)%	(6.1)%
Depreciation and amortization	1,053	—		1,053	1,131	—		1,131	(6.9)%	(6.9)%
Total operating expenses	3,725	15		3,710	3,955	95		3,860	(5.8)%	(3.9)%

OPERATING INCOME	751	(15)		766	483	(95)		578	55.5%	32.5%

OTHER INCOME (EXPENSE)
Interest expense	(328)	—		(328)	(330)	—		(330)	(0.6)%	(0.6)%
Other income, net	7	—		7	4	—		4	75.0%	75.0%
Income tax expense	(92)	60	(2)	(152)	31	96	(4)	(65)	(396.8)%	133.8%
NET INCOME	$338	45		293	188	1		187	79.8%	56.7%
BASIC EARNINGS PER SHARE	$0.62	0.08		0.54	0.33	—		0.33	87.9%	63.6%
DILUTED EARNINGS PER SHARE	$0.62	0.08		0.54	0.33	—		0.33	87.9%	63.6%

AVERAGE SHARES OUTSTANDING
Basic	541,605			541,605	565,327			565,327	(4.2)%	(4.2)%
Diluted	542,493			542,493	567,035			567,035	(4.3)%	(4.3)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%

SPECIAL ITEMS
(1) -	Includes severance costs associated with recent headcount reductions ($9 million) and integration costs associated with our acquisition of Qwest ($6 million).
(2) -	Income tax benefit of Item (1) and a favorable income tax adjustment of $20 million and $34 million related to affiliate debt rationalization.
(3) -
Includes severance costs associated with reduction in force initiatives ($22 million), integration costs associated with our acquisition of Qwest ($10 million) and a pension settlement charge ($63 million).

(4) -	Income tax benefit of Item (3) and a favorable income tax adjustment of $60 million.

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Twelve months ended December 31, 2015				Twelve months ended December 31, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$9,343	—		9,343	9,166	—		9,166	1.9%	1.9%
Legacy	6,752	—		6,752	7,172	—		7,172	(5.9)%	(5.9)%
Data integration	573	—		573	690	—		690	(17.0)%	(17.0)%
Other	1,232	—		1,232	1,003	—		1,003	22.8%	22.8%
Total operating revenues	17,900	—		17,900	18,031	—		18,031	(0.7)%	(0.7)%

OPERATING EXPENSES
Cost of services and products	7,778	14	(1)	7,764	7,846	50	(3)	7,796	(0.9)%	(0.4)%
Selling, general and administrative	3,328	152	(1)	3,176	3,347	168	(3)	3,179	(0.6)%	(0.1)%
Depreciation and amortization	4,189	—		4,189	4,428	—		4,428	(5.4)%	(5.4)%
Total operating expenses	15,295	166		15,129	15,621	218		15,403	(2.1)%	(1.8)%

OPERATING INCOME	2,605	(166)		2,771	2,410	(218)		2,628	8.1%	5.4%

OTHER INCOME (EXPENSE)
Interest expense	(1,312)	—		(1,312)	(1,311)	—		(1,311)	0.1%	0.1%
Other income, net	23	—		23	11	(14)	(4)	25	109.1%	(8.0)%
Income tax expense	(438)	115	(2)	(553)	(338)	143	(5)	(481)	29.6%	15.0%
NET INCOME	$878	(51)		929	772	(89)		861	13.7%	7.9%
BASIC EARNINGS PER SHARE	$1.58	(0.09)		1.68	1.36	(0.16)		1.51	16.2%	11.3%
DILUTED EARNINGS PER SHARE	$1.58	(0.09)		1.67	1.36	(0.16)		1.51	16.2%	10.6%

AVERAGE SHARES OUTSTANDING
Basic	554,278			554,278	568,435			568,435	(2.5)%	(2.5)%
Diluted	555,093			555,093	569,739			569,739	(2.6)%	(2.6)%

DIVIDENDS PER COMMON SHARE	$2.16			2.16	2.16			2.16	—%	—%

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($99 million), integration costs associated with our acquisition of Qwest ($32 million), regulatory fines associated with a 911 system outage ($15 million), litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million) and the impairment of office buildings ($8 million).

(2) -	Income tax benefit of Item (1) and a favorable income tax adjustment of $20 million and $34 million related to affiliate debt rationalization.
(3) -
Includes severance costs associated with reduction in force initiatives ($88 million), integration and retention costs associated with our acquisition of Qwest ($51 million), the impairment of two office buildings ($18 million) and a pension settlement charge ($63 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(4) -	Impairment of a non-operating investment ($14 million).
(5) -	Income tax benefit of Item (3) and a favorable income tax adjustment of $60 million.

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND DECEMBER 31, 2014
(UNAUDITED)
(Dollars in millions)
	December 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$126	128
Other current assets *	2,524	2,568
Total current assets	2,650	2,696

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	38,785	36,718
Accumulated depreciation	(20,716)	(18,285)
Net property, plant and equipment	18,069	18,433

GOODWILL AND OTHER ASSETS
Goodwill	20,742	20,755
Other, net *	6,143	7,219
Total goodwill and other assets	26,885	27,974

TOTAL ASSETS	$47,604	49,103

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,503	550
Other current liabilities	3,101	3,368
Total current liabilities	4,604	3,918

LONG-TERM DEBT *	18,722	19,953
DEFERRED CREDITS AND OTHER LIABILITIES *	10,218	10,209
STOCKHOLDERS' EQUITY	14,060	15,023

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,604	49,103

* In 2015 we adopted both ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs” and 2015-17 “Balance Sheet Classification of Deferred Taxes” by retrospectively applying the requirements of the ASUs to our previously issued consolidated financial statements. The impacts of the adoptions on our December 31, 2014 balance sheet were as follows:

A decrease of $880 million in Other current assets;
A decrease of $164 million in Other assets, net;
A decrease of $168 million in Long-term debt; and
A decrease of $876 million in Deferred credits and other liabilities

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Twelve months ended	Twelve months ended
	December 31, 2015	December 31, 2014
OPERATING ACTIVITIES
Net income	$878	772
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,189	4,428
Impairment of assets	9	32
Deferred income taxes	350	291
Provision for uncollectible accounts	177	159
Share-based compensation	73	79
Changes in current assets and liabilities, net	(321)	(447)
Retirement benefits	(141)	(184)
Changes in other noncurrent assets and liabilities, net	(78)	99
Other, net	16	(41)
Net cash provided by operating activities	5,152	5,188
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,872)	(3,047)
Cash paid for acquisitions, net	(4)	(93)
Proceeds from sale of property	31	63
Other, net	(8)	—
Net cash used in investing activities	(2,853)	(3,077)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	989	483
Payments of long-term debt	(966)	(800)
Net payments on credit facility and revolving line of credit	(315)	(4)
Early retirement of debt costs	(1)	—
Dividends paid	(1,198)	(1,228)
Net proceeds from issuance of common stock	11	50
Repurchase of common stock	(819)	(650)
Other, net	(2)	(2)
Net cash used in financing activities	(2,301)	(2,151)
Net decrease in cash and cash equivalents	(2)	(40)
Cash and cash equivalents at beginning of period	128	168
Cash and cash equivalents at end of period	$126	128

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Three months ended December 31,*		Twelve months ended December 31,*
	2015	2014	2015	2014
Total segment revenues	$4,168	4,192	16,668	17,028
Total segment expenses	2,081	2,135	8,459	8,509
Total segment income	$2,087	2,057	8,209	8,519
Total segment income margin (segment income divided by segment revenues)	50.1%	49.1%	49.3%	50.0%

Business
Revenues
Strategic services	$1,599	1,577	6,311	6,316
Legacy services	917	978	3,765	4,032
Data integration	139	143	571	686
Total revenues	2,655	2,698	10,647	11,034
Expenses
Total expenses	1,484	1,521	6,034	6,089

Segment income	$1,171	1,177	4,613	4,945
Segment income margin	44.1%	43.6%	43.3%	44.8%

Consumer
Revenues
Strategic services	$773	727	3,032	2,850
Legacy services	740	766	2,987	3,140
Data integration	—	1	2	4
Total revenues	1,513	1,494	6,021	5,994
Expenses
Total expenses	597	614	2,425	2,420

Segment income	$916	880	3,596	3,574
Segment income margin	60.5%	58.9%	59.7%	59.6%

*	During the fourth quarter of 2014, we implemented a new organizational structure. As a result of this reorganization, we now operate and report two segments in our consolidated financial statements.

During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended December 31, 2015				Three months ended December 31, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$751	(15)	(1)	766	483	(95)	(2)	578
	Add: Depreciation and amortization	1,053	—		1,053	1,131	—		1,131
	Operating cash flow	$1,804	(15)		1,819	1,614	(95)		1,709

	Revenues	$4,476	—		4,476	4,438	—		4,438

	Operating income margin (operating income divided by revenues)	16.8%			17.1%	10.9%			13.0%

	Operating cash flow margin (operating cash flow divided by revenues)	40.3%			40.6%	36.4%			38.5%

Free cash flow
	Operating cash flow				$1,819				1,709
	Less: Cash paid for income taxes, net of refunds				(9)				(6)
	Less: Cash paid for interest, net of amounts capitalized				(396)				(404)
	Less: Capital expenditures (3)				(830)				(930)
	Add: Other income				7				4
	Free cash flow (4)				$591				373

SPECIAL ITEMS
(1) -	Includes severance costs associated with recent headcount reductions ($9 million) and integration costs associated with our acquisition of Qwest ($6 million).
(2) -
Includes severance costs associated with reduction in force initiatives ($22 million), integration costs associated with our acquisition of Qwest ($10 million) and a pension settlement charge ($63 million).

(3) -	Excludes $3 million in fourth quarter 2015 and $4 million in fourth quarter 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Twelve months ended December 31, 2015				Twelve months ended December 31, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$2,605	(166)	(1)	2,771	2,410	(218)	(2)	2,628
	Add: Depreciation and amortization	4,189	—		4,189	4,428	—		4,428
	Operating cash flow	$6,794	(166)		6,960	6,838	(218)		7,056

	Revenues	$17,900	—		17,900	18,031	—		18,031

	Operating income margin (operating income divided by revenues)	14.6%			15.5%	13.4%			14.6%

	Operating cash flow margin (operating cash flow divided by revenues)	38.0%			38.9%	37.9%			39.1%

Free cash flow
	Operating cash flow				$6,960				7,056
	Less: Cash paid for income taxes, net of refunds				(63)				(27)
	Less: Cash paid for interest, net of amounts capitalized				(1,310)				(1,338)
	Less: Capital expenditures (3)				(2,861)				(3,026)
	Add: Other income				23				25
	Free cash flow (4)				$2,749				2,690

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($99 million), integration costs associated with our acquisition of Qwest ($32 million), regulatory fines associated with a 911 system outage ($15 million), litigation and other adjustments associated with pre-acquisition activities of Qwest and Embarq ($12 million) and the impairment of office buildings ($8 million).

(2) -
Includes severance costs associated with reduction in force initiatives ($88 million), integration and retention costs associated with our acquisition of Qwest ($51 million), the impairment of two office buildings ($18 million) and a pension settlement charge ($63 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(3) -	Excludes $11 million in 2015 and $21 million in 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Twelve months ended
		December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Strategic services
	Business high-bandwidth data services (1)	$733	675	2,816	2,579
	Business low-bandwidth data services (2)	497	553	2,052	2,345
	Business hosting services (3)	320	328	1,281	1,316
	Other business strategic services (4)	49	21	162	76
	Consumer high-speed Internet services (5)	666	622	2,611	2,469
	Other consumer strategic services (6)	107	105	421	381
	Total strategic services revenues	2,372	2,304	9,343	9,166

Legacy services
	Business legacy voice services (7)	632	677	2,590	2,780
	Other business legacy services (8)	285	301	1,175	1,252
	Consumer legacy voice services (7)	649	694	2,676	2,864
	Other consumer legacy services (9)	91	72	311	276
	Total legacy services revenues	1,657	1,744	6,752	7,172

Data integration
	Business data integration	139	143	571	686
	Consumer data integration	—	1	2	4
	Total data integration revenues	139	144	573	690

Other revenues
	High-cost support revenue (10)	182	128	732	528
	Other revenue (11)	126	118	500	475
	Total other revenues	308	246	1,232	1,003

Total revenues		$4,476	4,438	17,900	18,031

(1)	Includes MPLS and Ethernet revenue
(2)	Includes private line and high-speed Internet revenue
(3)	Includes colocation, hosting (including cloud hosting and managed hosting) and hosting area network revenue
(4)	Includes primarily VoIP, video and IT services revenue
(5)	Includes high-speed Internet and related services revenue
(6)	Includes video and Verizon wireless revenue
(7)	Includes local and long-distance voice revenue
(8)	Includes UNEs, public access and other ancillary revenue
(9)	Includes switched access and other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges

During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
HOSTING REVENUES AND OPERATING METRICS
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Hosting Revenue Detail (1)	(In millions)
Colocation	$163	160	626	644
Managed Hosting / Cloud	136	147	570	580
Hosting Area Network	21	21	85	92
Total Hosting Revenue	$320	328	1,281	1,316

(1)	Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue.

		As of	As of	As of
		December 31, 2015	September 2015	December 31, 2014
Hosting Data Center Metrics
Number of data centers (2)		59	59	58
Sellable square feet, million sq ft		1.58	1.59	1.46
Billed square feet, million sq ft		0.99	1.01	0.92
Utilization		63%	64%	63%

(2)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

		As of	As of	As of
		December 31, 2015	September 2015	December 31, 2014

Operating Metrics		(In thousands)
High-speed Internet subscribers		6,048	6,071	6,082
Access lines		11,748	11,915	12,394
Prism subscribers		285	269	242

	Our methodology for counting high-speed Internet subscribers, access lines and Prism subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014 AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2015 (excluding special items)	December 31, 2014 (excluding special items)	December 31, 2015 (excluding special items)	December 31, 2014 (excluding special items)

Net income *	$293	187	929	861

Add back:
Amortization of customer base intangibles:
Qwest	195	209	799	856
Embarq	20	25	89	108
Savvis	16	16	62	62

Amortization of trademark intangibles	—	2	1	22

Amortization of fair value adjustment of long-term debt:
Embarq	2	1	6	5
Qwest	(6)	(6)	(23)	(42)

Subtotal	227	247	934	1,011
Tax effect of above items	(86)	(94)	(356)	(384)
Net adjustment, after taxes	141	153	578	627

Net income, as adjusted for above items	$434	340	1,507	1,488

Weighted average diluted shares outstanding	542.5	567.0	555.1	569.7

Diluted EPS (excluding special items)	$0.54	0.33	1.67	1.51

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.80	0.60	2.71	2.61

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.